CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP® Trust of our reports dated February 19, 2024, relating to the financial statements and financial highlights, which appear in Macquarie VIP Emerging Markets Series (formerly, Delaware VIP Emerging Markets Series) and Macquarie VIP Small Cap Value Series’ (formerly, Delaware VIP Small Cap Value Series) Annual Reports on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 26, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP® Trust of our reports dated February 19, 2024, relating to the financial statements and financial highlights, which appear in Macquarie VIP Fund for Income Series (formerly, Delaware VIP Fund for Income Series), Macquarie VIP Growth Equity Series (formerly, Delaware VIP Growth Equity Series), Macquarie VIP Growth and Income Series (formerly, Delaware VIP Growth and Income Series), Macquarie VIP Opportunity Series (formerly, Delaware VIP Opportunity Series), Macquarie VIP Limited Duration Bond Series (formerly, Delaware VIP Limited Duration Bond Series), Macquarie VIP Total Return Series (formerly, Delaware VIP Total Return Series) and Macquarie VIP Investment Grade Series’ (formerly, Delaware VIP Investment Grade Series) Annual Reports on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 26, 2024